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         Exhibit 11 Computation of earnings per share

                                                                              Year ended December 31
                                                                        2003            2002           2001
                                                                      ----------------------------------------
BASIC
Income from continuing operations after income taxes                  $  18,463      $   3,375      $   3,860
Income (loss) from discontinued operations                                    -          2,252           (850)
                                                                      ---------------------------------------
Net income                                                            $  18,463      $   5,627      $   3,010
                                                                      =======================================

   Shares:
       Weighted average number of
            common shares outstanding                                 8,667,352      8,775,566      8,465,348
                                                                      =======================================

Basic earnings per common share:
Income from continuing operations after income taxes                  $    2.13      $    0.38      $    0.46
Income (loss) from discontinued operations                                    -           0.26          (0.10)
                                                                      ---------------------------------------
Net income                                                            $    2.13      $    0.64      $    0.36
                                                                      =======================================

DILUTED
Income from continuing operations after income taxes                  $  18,463      $   3,375      $   3,860
Income (loss) from discontinued operations                                    -          2,252           (850)
                                                                      ---------------------------------------
Net income                                                            $  18,463      $   5,627      $   3,010
                                                                      =======================================

   Shares:
       Weighted average number of
            common shares outstanding                                 8,766,495      8,825,712      8,484,430
                                                                      =======================================

Diluted earnings per common share:
Income from continuing operations after income taxes                  $    2.11      $    0.38      $    0.46
Income (loss) from discontinued operations                                    -           0.26          (0.10)
                                                                      ---------------------------------------
Net income                                                            $    2.11      $    0.64      $    0.36
                                                                      =======================================

Note: Dollars in thousands except per-share amounts